Exhibit 23.1





                                   INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Layne Christensen Company on Form S-8 of our reports dated March 19, 1999, appearing in the Annual Report on Form 10-K of Layne Christensen Company for the year ended January 31, 1999.


/s/ Deloitte & Touche LLP

Kansas City, Missouri
October 14, 1999